UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INMUNE BIO INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	47-5205835 (I.R.S. Employer identification No.)

1200 Prospect Street, Suite 525, La Jolla, CA 92037

 (Address of principal executive offices) (Zip Code)

INmune Bio Inc. 2017 Stock Incentive Plan

INmune Bio Inc. 2019 Stock Incentive Plan

(Full title of the plans)

David Moss

Chief Financial Officer

INmune Bio, Inc.

1200 Prospect Street, Suite 525,

La Jolla, CA 92037

(Name and address of agent for service)

585-359-5900

(Telephone number, including area code, of agent for service)

Copies to:

Marc Ross, Esq.

Thomas A. Rose, Esq.

David B. Manno, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Phone: 212- 930-9700

Fax: 212-930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value (2)	1,700,000	$18.81	$31,977,000	(3)	$3,488.69
Common Stock, $0.001 par value (4)	2,000,000	$18.81	$37,620,000	(3)	$4,104.34
Total	3,700,000		$69,597,000	(3)	$7,593.03

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares issued or issuable pursuant to the INmune Bio, Inc., 2017 Equity Incentive Plan.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low price as reported on the NASDAQ Capital Market on February 22, 2021.

(4)	Represents shares issued or issuable pursuant to the INmune Bio, Inc., 2019 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1.            Plan Information.

INmune Bio Inc. will provide each participant (the “Recipient”) with documents that contain information related to the INmune Bio Inc. 2017 Equity Incentive Plan (the “2017 Plan”) and the INmune Bio Inc. 2019 Equity Incentive Plan (the “2019 Plan”), and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

INmune Bio, Inc.

1200 Prospect Street, Suite 525,

La Jolla, CA 92037

Attention: Corporate Secretary

Telephone: 585-359-5900

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

INmune Bio Inc.

3,700,000 Shares of Common Stock

Issued or issuable under certain awards granted under the Plans

This reoffer prospectus relates to the sale of 3,700,000 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. Such shares have been or may be acquired in connection with awards granted under the INmune Bio Inc. 2017 Equity Incentive Plan (the “2017 Plan”) and the INmune Bio Inc. 2019 Equity Inventive Plan (the “2019 Plan,” and collectively with the 2017 Plan, the “Plans”). It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the NASDAQ Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “INMB.” The last reported sale price of our common stock on the NASDAQ Capital Market on February 22, 2021, was $18.04 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [S-5] of this prospectus supplement and page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2021.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this prospectus, the “Company,” “we,” “us” and “our” refer to INmune Bio Inc. and its subsidiaries.

Company Overview

We are a clinical-stage immunotherapy company focused on developing drugs that may reprogram the patient’s innate immune system to treat disease. We believe this may be done by targeting cells of the innate immune system that cause acute and chronic inflammation and are involved in the immune dysfunction associated with chronic diseases such as cancer, neurodegenerative, metabolic and infectious diseases. The Company has two therapeutic platforms – dominant-negative TNF platform (“DN-TNF”) and the Natural Killer (“NK”) platform. The DN-TNF platform neutralizes soluble TNF (“sTNF”) without affecting trans-membrane TNF (“tmTNF”) or the receptors TNFR1 and TNFR2. This unique biologic mechanism differentiates the DN-TNF drugs from currently approved non-selective TNF inhibitors that inhibit the function of both sTNF and tmTNF. Protecting the function of tmTNF while neutralizing the function of sTNF is a potent anti-inflammatory drug that does not cause immunosuppression or demyelination. Currently approved non-selective TNF inhibitors are approved to treat autoimmune disease, however they are contraindicated in patients with infection, cancer and neurologic diseases because they increase the risk of infection, cancer and demyelinating neurologic diseases, respectively, because of off-target effects on inhibiting tmTNF. The NK platform targets the dysfunctional natural killer cells (“NK cells”) in patients with cancer. NK cells are part of the normal immunologic response to cancer with important roles in immunosurveillance to prevent cancer and in preventing relapse by clearing residual disease. Residual disease is the cancer left behind, often undetected, that can grow and cause relapse. The NK cells of cancer patients have the ability to kill cancer cells but are not effective because cancer cells mutate to evade NK cell immune surveillance. INKmune provides the missing signals needed to prime NK cells to overcome the immune evasion mutation to allow NK cells to kill the cancer cell. We believe INKmune is best used to eliminate residual disease after the patient has completed other cancer therapies. Both the DN-TNF platform and the INKmune platform can be used to treat multiple diseases. The DN-TNF platform will be used as an immunotherapy for the treatment of cancer, neurodegenerative, metabolic and infectious diseases. INKmune is being developed to treat NK sensitive hematologic malignancies and solid tumors.

We believe our DN-TNF platform can be used to reverse resistance in immunotherapy, to target glial activation to prevent progression of Alzheimer’s disease (“AD”), to target neuroinflammation in treatment resistant depression (“TRD”), to target intestinal leak and inflammation to treat non-alcoholic steatohepatitis (“NASH”) and to treat complications of the cytokine storm associated with COVID-19 infection. The drug is named differently for each indication; INB03, XPro1595, LIVNate and Quellor, respectively, but it is the same drug product. In each case, we believe neutralizing sTNF is a cornerstone to the treatment of each of these diseases. As an immunotherapy for cancer, we are using INB03 to neutralize sTNF produced by HER2+ trastuzumab resistant breast cancers to reverse resistance to therapy. sTNF causes an up-regulation of MUC4 expression that causes steric hindrance of trastuzumab binding to the HER2/Neu receptor on HER2+ breast cancer cells. Without binding, trastuzumab is not effective. In addition, INB03 changes the immunobiology of the tumor microenvironment by decreasing the number of immunosuppressive myeloid cells, both myeloid derived suppressor cells and tumor active macrophages, and increasing the number of cytotoxic lymphocytes in the TME. The Company has completed an open label dose escalation trial in cancer patients with metastatic solid tumors that have failed multiple lines of therapy. The trial informs the design of the Phase II trial by demonstrating that INB03 was safe and well tolerated, defined the dose of INB03 to carry into Phase II trials, and demonstrated a pharmacodynamic end-point. A Phase II trial is planned in women with advanced HER2+ breast cancer with metastasis.

Likewise, we believe the DN-TNF platform can be used to treat selected neurodegenerative diseases. XPro1595 is being used to treat patients with Alzheimer’s disease in a Phase I trial partially funded by a Part-the-Clouds Award from the Alzheimer’s Association. XPro1595 targets activated microglia and astrocytes of the brain that produce sTNF that promotes nerve cell loss and synaptic dysfunction, key elements in the development of dementia. In animal models, elimination of sTNF prevents nerve cell dysfunction and reverses synaptic pruning. The Phase I trial in patients with biomarkers of inflammation with AD is enrolling patients. The open label, dose escalation trial is designed to demonstrate that XPro1595 decreases neuroinflammation in patients with AD. This end-points of the trial are measures of neuroinflammation and neurodegeneration in blood and cerebral spinal fluid, measures of neuroinflammation by MRI by measuring white matter free water and breath by measuring volatile organic compounds in exhaled breath and by monitoring neuropsychiatric symptoms known to be associated with neuroinflammation including depression, apathy, aggression, hallucinations and sleep disorders.

In addition, we believe the DN-TNF platform can be used to treat selected metabolic diseases. LIVNate is being developed to treat NASH. NASH is a pleiotropic disease caused by a complex mix of metabolic, inflammatory and fibrotic pathophysiology. We believe targeting inflammation caused by intestinal leak, mesenteric and peripheral fat will prevent lipotoxicity, hepatic stellate cell activation and hepatocyte death that causes fibrosis and liver dysfunction associated with advanced disease. sTNF is elevated in obesity and is believed to cause intestinal leak. Intestinal leak combined with cytokines coming from mesenteric fat may dramatically increase the concentration of inflammatory cytokines in portal blood destined for the liver. The cytokine load contributes to the development of non-alcoholic fatty liver disease (“NAFLD”) and progression to NASH. LIVNate, by neutralizing sTNF improves insulin sensitivity, decreases the inflammation in peripheral and mesenteric fat and may also seal the intestinal leak. This combination prevents development of NAFLD or NASH in animal models. The Company is planning a Phase II open label randomized study using non-invasive measures to enroll patients with NASH in a study using a fixed dose of LIVNate delivered as a once a week sub-cutaneous injection.

We also believe the DN-TNF platform may be used to treat the complications associated with the cytokine storm caused by coronavirus disease 2019 (“COVID-19”). Three inflammatory cytokines make up the cytokine storm associated with COVID19 infection – sTNF, IL-6 and IL-1β. Targeting sTNF with Quellor may have advantages because IL-6 and IL-1 expression occur after sTNF expression; sTNF promotes endothelial activation causing expression of proteins that promote trafficking of immune cells from the blood vessel to the tissue and expression of Tissue Factor that stimulates the coagulopathy that is a prominent pathology of COVID-19 infection. The Company plans a Phase II trial in patients with symptomatic COVID-19 infection and hypoxia. The goal of the study is to prevent the catastrophic complications of advanced COVID-19 infection including one or more of the need for mechanical ventilation, new onset of cardiovascular, neurologic or thromboembolic disease, admission to an intensive care unit or death. The randomized trial will treat patients requiring hospitalization because of their disease.

Effective therapy for TRD is a large unmet need. Twenty percent of patients with a Major Depressive Disorder have TRD. Once third of TRD patients have peripheral biomarkers to inflammation (elevated CRP). This is a large patient population. The role of TNF and anti-TNF therapeutics was explored in a small open label clinical trial by Prof. Andrew Miller, MD of Emory University demonstrated the patients have elevated TNF levels and treatment with infliximab treated their depression (Miller, 2011). The Company received a $2.9M USD award from the National Institute of Mental Health (“NIMH”) to treat TRD with XPro1595. The blinded, randomized Phase II trial will use a biomarkers of peripheral inflammation to select patients with TRD for enrollment. Patients will be treated for 6 weeks. Primary end-points include both clinical and neuroimaging measures. The final trial design has is ongoing and discussions with the FDA are not complete. The Company anticipates receiving authorization to initiate the clinical trial in the second half of 2021.

We believe that INKmune improves the ability of the patient’s own NK cells to attack their tumor. INKmune interacts with the patient’s NK cells to convert them from inert resting NK cells that ignores the cancer into primed NK cells that kill the cancer cell. INKmune is a replication incompetent proprietary cell line we have named INB16 that is given to the patient after determining that i) the patient has adequate NK cells in their circulation and ii) those NK cells are functional when exposed to INKmune in vitro. INKmune is designed to be given to patients after their immune system has recovered after cytotoxic chemotherapy to target the residual disease the remains after treatment with cytotoxic therapy. INKmune can be used to treat numerous hematologic malignancies and solid tumors including leukemia, multiple myeloma, lymphoma, lung, ovary, breast, renal and prostate cancer. The Company plans Phase I trials using INKmune to treat patients with high risk MDS, a form of leukemia and women with relapsed refractory ovarian.

Corporate Information

Our principal executive offices are located at 1200 Prospect Street, Suite 525, La Jolla, California 92037. Our telephone number is (858) 964-3720. We maintain an Internet website at www.inmunebio.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink

About This Offering

This offering relates to the resale by the selling stockholders of up to 3,700,000 shares of common stock issued or issuable upon exercise of options issued pursuant to grants made pursuant to our 2017 Plan and 2019 Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC

You should carefully consider the factors discussed in Part I, Item 1A. “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020. Except as set forth below, there have been no material changes from those risk factors. The risks discussed in our 2020 annual report and described below could materially affect our business, financial condition and future results.

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations and ability to raise capital.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may impact our operations and financial condition. Also, the pandemic may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission. We cannot presently predict the scope and severity of any potential business shutdowns or disruptions, but if we or any of the third parties with whom we engage, including the suppliers, clinical trial sites, regulators and other third parties with whom we conduct business, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted. Furthermore, if any of our key employees became ill or die as a result of COVID-19, it could negatively impact our business.  It is also possible that global health concerns such as this one could disproportionately impact the clinical sites in which we conduct any of our clinical trials, which could have a material adverse effect on our business and our results of operation and financial condition. The COVID-19 pandemic, may also negatively impact the Company’s ability to raise capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this prospect and the documents and information incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure to successfully develop business relationships.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

This offering relates to the resale by the selling stockholders who have received or acquired, or may hereafter receive or acquire, the shares pursuant to the Plans. The selling stockholders may resell all, a portion, or none of the shares of common stock from time to time.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. Except as otherwise indicated, the selling stockholders are past or present employees or consultants of the Company. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Percentage of ownership is based on 14,932,638 shares of common stock outstanding on March 4, 2021.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portion of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will actually be held by the selling stockholders upon the termination of the offering. Selling stockholders may choose not to sell any of the shares of common stock registered herein.

		Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being		Number of Shares Beneficially Owned After Offering
Selling Stockholder	Position	Number	Percent (%)	Offered		Number	Percent (%)
Raymond J. Tesi	President, CEO and Director	2,082,594	13.9%	541,661	(2)	1,540,933	10.3%
David Moss	CFO, Treasurer and Secretary	1,765,078	11.8%	541,661	(3)	1,223,417	8.2%
Mark Lowdell	CSO	1,991,251	13.3%	485,000	(4)	1,506,251	10.1%
Christopher Barnum	Head of Neuroscience	94,467	*	94,467	(5)	-	*
Josh Schoonover	Assoc. General Counsel	85,000	*	85,000	(6)	-	*
Cory Ellspermann	Controller and VP of Finance	30,123	*	30,123	(7)	-	*
Scott Juda	Director	187,831	1.3%	160,331	(8)	27,500	*
Timothy Schroeder	Director	326,998	2.2%	160,331	(9)	166,667	1.1%
J. Kelly Ganjei	Director	160,331	1.1%	160,331	(10)		*
Edgardo Baracchini	Director	52,331	*	52,331	(11)		*
Marcia Allen	Director	52,331	*	52,331	(12)		*

* Less than 1%

(1) The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the rules and regulations promulgated under the Exchange Act, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of March 4, 2021 pursuant to the exercise of options, or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes: (a) options to purchase 400,000 shares of common stock exercisable by Mr. Tesi at an exercise price of $7.80 per share; and (b) options to purchase 141,661 shares of common stock exercisable by Mr. Tesi at an exercise price of $3.91 per share.

(3) Includes: (a) options to purchase 400,000 shares of common stock exercisable by Mr. Moss at an exercise price of $7.80 per share; and (b) options to purchase 141,661 shares of common stock exercisable by Mr. Moss at an exercise price of $3.91 per share.

(4) Includes: (a) options to purchase 400,000 shares of common stock exercisable by Mr. Lowdell at an exercise price of $7.80 per share; and (b) options to purchase 85,000 shares of common stock exercisable by Mr. Lowdell at an exercise price of $3.91 per share.

(5) Includes options to purchase 94,467 shares of common stock exercisable by Mr. Barnum at an exercise price of $3.91 per share.

(6) Includes options to purchase 85,000 shares of common stock exercisable by Mr. Schoonover at an exercise price of $3.91 per share.

(7) Includes options to purchase 30,123 shares of common stock exercisable by Mr. Ellspermann at an exercise price of $3.91 per share.

(8) Includes: (a) options to purchase 108,000 shares of common stock exercisable by Mr. Juda at an exercise price of $7.80 per share; (b) options to purchase 51,000 shares of common stock exercisable by Mr. Juda at an exercise price of $3.91 per share; and (c) options to purchase 1,331 shares of common stock exercisable by Mr. Juda at an exercise price of $24.82 per share.

(9) Includes: (a) options to purchase 108,000 shares of common stock exercisable by Mr. Schroeder at an exercise price of $7.80 per share; (b) options to purchase 51,000 shares of common stock exercisable by Mr. Schroeder at an exercise price of $3.91 per share; and (c) options to purchase 1,331 shares of common stock exercisable by Mr. Schroeder at an exercise price of $24.82 per share.

(10) Includes: (a) options to purchase 108,000 shares of common stock exercisable by Mr. Ganjei at an exercise price of $7.80 per share; (b) options to purchase 51,000 shares of common stock exercisable by Mr. Ganjei at an exercise price of $3.91 per share; and (c) options to purchase 1,331 shares of common stock exercisable by Mr. Ganjei at an exercise price of $24.82 per share.

(11) Includes: (a) options to purchase 51,000 shares of common stock exercisable by Mr. Baracchini at an exercise price of $3.91 per share; and (b) options to purchase 1,331 shares of common stock exercisable by Mr. Baracchini at an exercise price of $24.82 per share.

(12) Includes: (a) options to purchase 51,000 shares of common stock exercisable by Mrs. Allen at an exercise price of $3.91 per share; and (b) options to purchase 1,331 shares of common stock exercisable by Mrs. Allen at an exercise price of $24.82 per share.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares of common stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on the NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of INmune Bio Inc. as of and for the years ended December 31, 2020 and December 31, 2019 appearing in INmune Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS by Reference

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 11, 2020;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC May 14, 2020;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the SEC August 5, 2020;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 5, 2020;

•	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on March 12, 2020, April 9, 2020, April 17, 2020, April 21, 2020, April 21, 2020, April 22, 2020, April 23, 2020, April 28, 2020, May 5, 2020, May 7, 2020, May 12, 2020, May 15, 2020, May 18, 2020, June 15, 2020, July 10, 2020, July 13, 2020, July 16, 2020, July 20, 2020, July 21, 2020, July 28, 2020, July 30, 2020, August 3, 2020, August 6, 2020, August 7, 2020, August 14, 2020, August 19, 2020, September 3, 2020, September 4, 2020, September 15, 2020, September 17, 2020, September 24, 2020, September 29 ,2020, October 1, 2020, October 6, 2020, October 27, 2020; November 6, 2020, November 9, 2020, November 12, 2020, December 30, 2020, December 30, 2020, January 4, 2021, January 21, 2021, January 21, 2021, January 25, 2021, March 2, 2021, March 5, 2011, March 9, 2011 and March 11, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 21, 2020; and

•	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on February 1, 2019 (File No. 001-38793), including any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Disclosure Of Commission Position On Indemnification

For Securities Act Liabilities

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

 Our Articles of Incorporation provides that very person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any matter desired by such person. The expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 11, 2020;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC May 14, 2020;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the SEC August 5, 2020;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 5, 2020;

•	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on March 12, 2020, April 9, 2020, April 17, 2020, April 21, 2020, April 21, 2020, April 22, 2020, April 23, 2020, April 28, 2020, May 5, 2020, May 7, 2020, May 12, 2020, May 15, 2020, May 18, 2020, June 15, 2020, July 10, 2020, July 13, 2020, July 16, 2020, July 20, 2020, July 21, 2020, July 28, 2020, July 30, 2020, August 3, 2020, August 6, 2020, August 7, 2020, August 14, 2020, August 19, 2020, September 3, 2020, September 4, 2020, September 15, 2020, September 17, 2020, September 24, 2020, September 29 ,2020, October 1, 2020, October 6, 2020, October 27, 2020; November 6, 2020, November 9, 2020, November 12, 2020, December 30, 2020, December 30, 2020, January 4, 2021, January 21, 2021, January 21, 2021, January 25, 2021, March 2, 2021, March 5, 2021, March 9, 2021 and March 11, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 21, 2020; and

•	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on February 1, 2019 (File No. 001-38793), including any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

 Our Articles of Incorporation provides that very person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any matter desired by such person. The expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Ference LLP*
23.1	Consent of Marcum LLP*
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page)
99.1	INmune Bio Inc. 2017 Stock Incentive Plan
99.2	INmune Bio Inc. 2019 Stock Incentive Plan

*	Filed herewith

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on March 22, 2021

INmune Bio Inc.
/s/ Raymond J. Tesi
Raymond J. Tesi, M. D.
Chief Executive Officer
(Principal Executive Officer)

/s/ David J. Moss
David J. Moss
Chief Financial Officer
(Principal Financial and Accounting Officer)

INMUNE BIO INC.

By:	/s/ Raymond J. Tesi
Raymond J. Tesi
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ David J. Moss
David J. Moss
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Raymond J. Tesi and David J. Moss, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Raymond J. Tesi	March 22, 2021
Raymond J. Tesi, M.D.
Chief Executive Officer and Director (principal executive officer)

/s/ David J. Moss	March 22, 2021
David J. Moss
Chief Financial Officer (principal financial and accounting officer)

/s/ Timothy Schroeder	March 22, 2021
Timothy Schroeder
Director

/s/ David Szymkowski	March 22, 2021
David Szymkowski
Director

/s/ J. Kelly Ganjei	March 22, 2021
J. Kelly Ganjei
Director

/s/ Scott Juda, JD	March 22, 2021
Scott Juda, JD
Director

/s/ Edgardo Baracchini	March 22, 2021
Edgardo Baracchini
Director

/s/ Marcia Allen	March 22, 2021
Marcia Allen
Director